Exhibit 99.1

Nevada Department Of Corrections Extends Contract With CompuMed, Inc.

 To Provide Remote ECG Screening

Department of Corrections Signs Two-Year Extension

To Use CardioGram ECG Terminals and Services

Los Angeles -- March 17, 2008 -- CompuMed, Inc. (CMPD.OB) -- a medical informatics company serving the healthcare community with diagnostic software solutions -- today announced that it has been awarded a two-year extension of its contract to provide electrocardiogram (ECG) interpretation systems and services for the Nevada Department of Corrections (NDOC).

Under the terms of the agreement, CompuMed's CardioGram system will be used to provide remote cardiac screening for selected detention facilities in the NDOC system, which houses more than 13,000 inmates. The NDOC will rent CardioGram terminals and utilize ongoing ECG remote interpretation services from CompuMed.

"We are pleased to earn another contract extension from another one of our valued department of corrections clients," said Maurizio Vecchione, CompuMed's CEO. "We believe that the CardioGram has the potential to significantly reduce health care costs for our clients via remote cardiac screening at the point-of-care."

CompuMed's traditional core business is providing remote ECG interpretation services to medical facilities that may not have access to trained specialists qualified to interpret ECG results.  Customers for the Company's CardioGram system are typically correctional facilities, ambulatory surgery centers, occupational health clinics and physicians' offices.  One of the CardioGram's many advantages is an optional feature that automatically sends ECG results to a trained cardiologist for an overread when the results are abnormal.

About CompuMed:

CompuMed, Inc. (OTCBB:CMPD - News) develops and markets products and services that use advanced imaging and medical informatics to provide analysis and remote monitoring in connection with cardiovascular and musculoskeletal diseases.  CompuMed has specialized expertise and intellectual properties in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care, while reducing costs. CompuMed's core products, the OsteoGram® and CardioGram(TM), are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a non-invasive and simple diagnostic system that has been proven by many clinical studies to be an effective and accurate bone density measurement in connection with screening for osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms and is used by private practice, as well as government and corporate healthcare providers nationwide. The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist. CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners. Visit CompuMed online at www.compumed.net.

Statements contained in this press release that are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB.  All such forward-looking statements are expressly qualified by these cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

Media Contact

Susan Tellem

Tellem Worldwide

310.479.6111

stellem@tellem.com